UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of Earliest Event Reported):
                                October 27, 2004


                      BRITTON & KOONTZ CAPITAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


        Mississippi                   0-22606                   64-0665423
        -----------                  ---------                  ----------
(State or Other Jurisdiction   (Commission File Number)        (IRS Employer
      of Incorporation)                                      Identification No.)


                   500 Main Street, Natchez, Mississippi 39120
                    (Address of Principal Executive Offices)


                                 (601) 445-5576
               Registrant's Telephone Number, Including Area Code:



Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

         On October 27, 2004, Britton & Koontz Capital Corporation (the "Company") issued a press release reporting the earnings for the Company for the three and nine months ended September 30, 2004. A copy of this press release and accompanying financial highlights are attached as Exhibit 99.1.


Item 9.01   Financial Statements and Exhibits.

         On October 27, 2004, Britton & Koontz Capital Corporation (the "Company") issued a press release reporting the earnings for the Company for the three and nine months ended September 30, 2004. A copy of this press release and accompanying financial highlights are attached as Exhibit 99.1.

                  (c) Exhibits.

                     99.1 Press Release and  accompanying  financial  highlights issued by Britton & Koontz Capital Corporation dated October 27, 2004.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                    BRITTON & KOONTZ CAPITAL CORPORATION




October 28, 2004                    /s/ W. Page Ogden
                                    -------------------------------------------
                                    W. Page Ogden
                                    Chairman and Chief Executive Officer

                                 Exhibits Index


Exhibit
Number          Item

99.1 Press Release and accompanying financial highlights issued by Britton & Koontz Capital Corporation dated October 27, 2004.

                                  EXHIBIT 99.1

Britton & Koontz Capital Corporation                                EXHIBIT 99.1

500 Main Street                     601-445-5576
P. O. Box 1407                      601-445-2481  Fax
Natchez, MS  39121                  corporate@bkbank.com


FOR IMMEDIATE RELEASE:              FOR MORE INFORMATION:
---------------------               ---------------------
October 27, 2004                    W. Page Ogden, Chairman & CEO
(Nasdaq - BKBK)                     William M. Salters, CFO


          BRITTON & KOONTZ CAPITAL REPORTS 2004 THIRD QUARTER EARNINGS


         Natchez, Miss., October 27, 2004 - Britton & Koontz Capital Corporation (Nasdaq: BKBK), "B&K Capital" or "the Company") today reported that net income for the three months ended September 30, 2004, increased to $719 thousand or $.34 per diluted share. This net income and earnings per share performance represents an increase from the $680 thousand or $.32 per diluted share earned for the third quarter of 2003.

         For the nine months ended September 30, 2004, net income remained stable at $2.0 million and $.96 per diluted share compared to the same period in 2003. Net interest income increased $100 thousand due primarily to an 11% growth in earning assets. Non-interest income decreased $129 thousand primarily from lower gains on sales of mortgage originations. Non-interest expense increased $287 thousand to $ 9.1 million due primarily to higher employee salaries and benefits.

About Britton & Koontz

         Britton & Koontz Capital Corporation, headquartered in Natchez, Mississippi, is the parent company of Britton & Koontz First National Bank, which maintains six offices in Natchez, Vicksburg and Madison, Mississippi and one office in Baton Rouge, Louisiana. As of September 30, 2004, the Company reported assets of $382 million and equity of $31 million. The Company's stock is traded on NASDAQ under the symbol BKBK and the transfer agent is American Stock Transfer & Trust Company. Total shares outstanding at September 30, 2004, were 2,116,316.


Forward Looking Statements

         This news release contains statements regarding the projected performance of Britton & Koontz Capital and its subsidiaries. These statements constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act. Actual results may differ materially from the projections provided in this release since such projections involve significant known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; and legislation or regulatory changes which adversely affect the ability of the combined Company to conduct business combinations or new operations. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.


                                       ###

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

                     Britton and Koontz Capital Corporation
                              Financial Highlights
             (Unaudited-Amounts in thousands, except per share data)


                                                For the Three Months                           For the Nine Months
                                                Ended September 30,                            Ended September 30,
                                      -----------------------------------------      ----------------------------------------

                                             2004                  2003                     2004                 2003
                                      -----------------------------------------      ----------------------------------------

Interest income                                  $ 4,984               $ 4,791                 $ 14,774             $ 14,695
Interest expense                                  (1,648)               (1,576)                  (4,767)              (4,787)
                                      -------------------    ------------------      -------------------   ------------------
Net interest income                                3,336                 3,215                   10,007                9,908
Provision for loan losses                           (120)                  (60)                    (360)                (330)
                                      -------------------    ------------------      -------------------   ------------------
Net interest income after
 provision for loan losses                         3,216                 3,155                    9,647                9,578
Non-interest income                                  627                   735                    1,962                2,091
Non-interest expense                              (2,924)               (3,034)                  (9,061)              (8,774)
                                      -------------------    ------------------      -------------------   ------------------
Income before income taxes                           919                   856                    2,548                2,895
Income taxes                                        (200)                 (176)                    (525)                (854)
                                      -------------------    ------------------      -------------------   ------------------
Net income                                         $ 719                 $ 680                  $ 2,023              $ 2,041
                                      ===================    ==================      ===================   ==================

Return on Average Assets                           0.76%                 0.79%                    0.72%                0.80%
Return on Average Equity                           9.28%                 9.28%                    8.82%                9.00%

Diluted:
Net income per share                              $ 0.34                $ 0.32                   $ 0.96               $ 0.96
                                      ===================    ==================      ===================   ==================
Weighted average shares outstanding            2,119,959             2,116,673                2,117,806            2,115,390
                                      ===================    ==================      ===================   ==================




                                                    September 30,          December 31,
                                                        2004                  2003
                                                    -------------         -------------


Total assets                                        $   382,298           $   374,406
Cash and due from banks                                   8,936                 8,360
Federal funds sold                                            -                    41
Investment securities                                   136,581               141,135
Loans, net of unearned interest                         222,131               209,693
Deposits-interest bearing                               187,525               195,411
Deposits-non interest bearing                            36,893                37,523
Total Deposits                                          224,418               232,934
Short Term debt                                          29,706                54,217
L/T debt, inc junior subordinated debentures             90,755                52,844
Stockholders' equity                                     31,371                30,197
Book value (per share)                              $     14.82           $     14.29
Total shares outstanding                              2,116,316             2,113,087


